UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

MINATURA GOLD

(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2514 Via De Pallon Circle Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 755-5830

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2009, the Registrant entered into a reverse triangular merger by and among Boatatopia Sub Corp. (“SUB CO”), a wholly owned subsidiary of the Registrant, and Gold Resource Partners, LLC, a Nevada limited liability company (“GRP”), the constituent entities, whereby the Registrant intends to issue 10,258,821 shares of its Rule 144 restricted common stock in exchange for 100% of GRP’s outstanding membership interests. Pursuant to the terms of the merger, GRP will be merged with SUB CO wherein SUB CO shall cease to exist and GRP will become a wholly owned subsidiary of the Registrant.  Subject to the terms and conditions set forth in the Merger Agreement, the Merger is anticipated to become effective on August 1, 2009.

Pursuant to the terms of the Merger Agreement, the board of directors of the Registrant, will resign and appoint new directors of the Registrant to serve until the next annual meeting of shareholders, or until successors have been elected.

The Merger Agreement contains normal conditions to closing including the audited financial statements of GRP, prepared pursuant to Regulation S-X to be completed and presented to the Registrant for filing with an Amended Form 8-K, as required by Item 2.01 and Item 9.01 of Form 8-K.

Additionally, the Merger Agreement sets forth conditions that the Registrant shall have obtained a cancellation of 1,000,000 shares of restricted common stock held in the name of Stoecklein Law Group and a cancellation of 7,500,000 shares of common stock held by Stephen Causey, pursuant to the terms and conditions of the Termination Agreement.

The Merger with GRP, upon closing, will provide the Registrant with the ownership of 60% of Gold Ventures 2008 LLC, and 100% of Minatura Nevada Corp., 100% of Camicol SA, along with various other mining properties located in Columbia, including the San Pablo Gold Mine, an ongoing mining operation that is in production, located in the mining district of Segovia-Remedios. Minatura Gold is also currently negotiating final terms on the acquisition of the remaining 40% interest in Gold Venture 2008, LLC.

Upon completion of the Merger with GRP and the acquisition of the remaining 40% interest in Gold Venture 2008, LLC, Minatura Gold will own and operate mining concessions in Colombia, in addition to owning a dredging equipment manufacturer capable of producing mining equipment utilized in mining operations. The mining concessions located in the mining districts of Antioquia and Caldas, Colombia, currently include in excess of 99,000 acres of mining property. Dredging equipment built and supplied by Minatura Nevada Corp., a subsidiary of Gold Resource is currently on location at the Coco Hondo site in Colombia and received permits in February of 2009 to commence mining operations, which are anticipated to start production in Q3/09.

A copy of the Agreement and Plan of Merger between SUB CO and GRP is filed as Exhibit 2.1 to this Current Report and is incorporated in its entirety herein.

Section 8 – Other Events

Item 8.01 Other Events

On June 17, 2009, the Registrant issued a press release announcing its execution of a definitive agreement for gold mining acquisition (99,000 + acres). A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger between Minatura Gold, Inc., Boatatopia Sub Corp and Gold Resource Partners LLC, dated June 17, 2009
99.1	Press Release Announcing the execution of a definitive agreement for gold mining acquisition dated June 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stephen Causey
Date: June 22, 2009	Stephen Causey, President